UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2017

Fortress Transportation and Infrastructure
Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On March 15, 2017, Fortress Transportation and Infrastructure Investors LLC (the “Company”) closed its previously announced offering of $250 million aggregate principal amount of 6.75% senior unsecured notes due 2022 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of March 15, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.  The Company is filing the Indenture as Exhibit 4.1 to this Current Report on Form 8-K.

The Notes are senior unsecured obligations of the Company, which rank equal in right of payment with all existing and future senior unsecured indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company.  The Notes will be effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated to the liabilities of each subsidiary of the Company that does not guarantee the Notes.  The Notes will not be guaranteed initially by any of the Company’s subsidiaries or any third party.

The Notes will bear interest at a rate of 6.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2017, to persons who are registered holders of the Notes on the immediately preceding March 1 and September 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to, among other things, incur indebtedness, encumber their assets, make restricted payments, create dividend restrictions and other payment restrictions that affect the Company’s restricted subsidiaries, permit restricted subsidiaries to incur or guarantee certain indebtedness, enter into transactions with affiliates and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Company to repurchase all or any part of that holder’s Notes at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

The Notes will mature on March 15, 2022.  Prior to March 15, 2020, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a “make-whole” premium.  On or after March 15, 2020, the Company may redeem some or all of the Notes at any time at declining redemption prices equal to (i) 105.063% beginning on March 15, 2020, and (ii) 100.000% beginning on March 15, 2021 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  In addition, at any time on or prior to March 15, 2020, the Company may at any time redeem up to 40% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings at a redemption price equal to 106.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to use the net proceeds from the offering to fully repay all outstanding indebtedness under the Company’s credit agreement in the amount of $100.0 million and to pay related fees and expenses and for general corporate purposes, including the funding of future investments.

Item 1.02	Termination of a Material Definitive Agreement.

On March 15, 2017, in connection with the completion of the offering of the Notes, the Company prepaid in full the outstanding aggregate principal amount of the term loans, together with accrued and unpaid interest thereon, under the Credit Agreement dated as of January 23, 2017 (the “Credit Agreement”), among the Company, as holdings, WWTAI Finance Ltd., a wholly owned subsidiary of the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors, certain lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.  In connection with such prepayment, the Credit Agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 15, 2017, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank National Association, as trustee

Cautionary Language Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s anticipated use of the net proceeds from the offering. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Interim Chief Financial Officer and Chief Accounting Officer

Date: March 15, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated March 15, 2017, between Fortress Transportation and Infrastructure Investors LLC and U.S. Bank National Association, as trustee